UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 15, 2011

MPG OFFICE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

(Registrant’s telephone number, including area code)
213-626-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

	Item 1.01	Entry into a Material Definitive Agreement.
	Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
	Item 9.01	Financial Statements and Exhibits.

Signatures

Exhibit 99.1	Amended and Restated Employment Agreement, effective as of December 15, 2011, by and between MPG Office Trust, Inc., MPG Office, L.P. and David L. Weinstein

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2011 (the “Effective Date”), MPG Office Trust, Inc. and MPG Office, L.P. (together, the “Company”) entered into an amended and restated employment agreement with David L. Weinstein, the Company’s President and Chief Executive Officer to extend Mr. Weinstein’s contract for an additional two years to December 31, 2014.
Mr. Weinstein’s amended and restated employment agreement has a term commencing on December 15, 2011 and ending on December 31, 2014 and provides for an annual base salary of $750,000, effective as of January 1, 2012 (subject to increase in accordance with the Company’s normal executive compensation practices).
Mr. Weinstein is eligible for annual cash performance bonuses under the Company’s incentive bonus plan, based on the satisfaction of performance goals established by the Compensation Committee in accordance with the terms of such plan. For 2011, his target annual bonus is 112.5% of his annual base salary, and his maximum annual bonus is 225% of his annual base salary. Commencing with the Company’s 2012 fiscal year, his target annual bonus is 125% of his annual base salary, and his maximum annual bonus is 250% of his annual base salary.
Pursuant to the terms of his amended and restated employment agreement, the $100,000 unpaid portion of Mr. Weinstein’s signing bonus provided for in his original employment agreement with the Company, dated November 21, 2010, will be paid to him in a lump sum not later than December 31, 2011, provided that he remains employed with the Company through the payment date.
Severance and Change in Control
The amended and restated employment agreement provides that if Mr. Weinstein’s employment is terminated by the Company without cause or by him for good reason prior to a change in control of the Company (each as defined in the amended and restated employment agreement), and subject to his execution and non-revocation of a general release of claims, he will receive the following severance payments and benefits:

•	A lump-sum cash payment equal to any unpaid prior year annual bonus;

•
A lump-sum cash payment equal to 200% of the sum of his annual base salary in effect on the date of termination plus the average actual annual bonus awarded to him for the three full fiscal years immediately preceding the year in which the date of termination occurs (or such lesser number of full fiscal years that he has been employed by the Company if he has not been employed by the Company for at least three full fiscal years);

•
A lump-sum cash payment equal to the following: (i) if the termination occurs during the 2011 calendar year, 112.5% of his then-current annual base salary, and (ii) if the termination occurs after December 31, 2011, a pro rata annual bonus for the year in which the termination occurs (the “pro-rated annual bonus”);

•
To the extent not previously vested and exercisable as of the date of termination, any outstanding equity-based awards (including stock options, restricted stock, restricted stock units, phantom equity or other equity-based awards) held by Mr. Weinstein, other than equity-based awards subject to performance vesting, shall immediately vest and become exercisable in full; and

•	Certain health insurance benefits at the Company’s expense for 18 months.
The amended and restated employment agreement provides that, if Mr. Weinstein’s employment is terminated by the Company without cause or by him for good reason within two years after a change in control, and subject to his execution and non-revocation of a general release of claims, he will receive the above benefits and payments as though his employment was terminated without cause or for good reason, except that in lieu of the pro-rated annual bonus, Mr. Weinstein will receive an amount equal to 250% of his annual base salary (pro-rated for the number of days elapsed through the date of termination divided by 365). Additionally, to the extent not previously vested and exercisable as of the date of a change in control, any outstanding equity-based awards (including stock options, restricted stock, restricted stock units, phantom equity or other equity-based awards), other than equity-based awards subject to performance vesting, shall immediately vest and become exercisable in full upon a change in control.
If Mr. Weinstein’s employment is terminated by reason of expiration of the employment period under the amended and restated employment agreement, and subject to his execution and non-revocation of a general release of claims, he will receive payment of any unpaid prior-year bonus and a pro-rated annual bonus.
The amended and restated employment agreement also provides that Mr. Weinstein or his estate will be entitled to certain severance benefits in the event of his death or disability, including (i) any prior-year bonus, to the extent not previously paid, (ii) 100% of his annual base salary, as in effect on the date of termination, (iii) 100% of his target annual bonus amount, as in effect on the date of termination, (iv) a pro-rated annual bonus, (v) to the extent not previously vested and exercisable as of the date of termination, any outstanding equity-based awards (including stock options, restricted stock, restricted stock units, phantom equity or other equity-based awards), other than equity-based awards subject to performance vesting, shall immediately vest and become exercisable in full, and (vi) certain health insurance benefits at the Company’s expense for 18 months. In addition, Mr. Weinstein will be entitled to certain benefits pursuant to the Company’s group life insurance policy.
Any Company stock, options and other equity awards that have been granted to Mr. Weinstein prior to November 21, 2010 in connection with his service as a member of the Company’s Board of Directors shall immediately vest and become exercisable in full in the event that (1) Mr. Weinstein incurs a termination of employment (as defined in the Company’s Second Amended and Restated 2003 Incentive Award Plan) by the Company without cause, by Mr. Weinstein for good reason, or by reason of Mr. Weinstein’s death or disability, or (2) a change in control occurs, in which case the awards shall vest and become exercisable immediately prior to the effective time of such change in control.
Other Terms
Mr. Weinstein’s amended and restated employment agreement contains confidentiality provisions that apply indefinitely and non-solicitation provisions that will apply during the term of his amended and restated employment agreement and for a limited period thereafter.
Mr. Weinstein’s amended and restated employment agreement was approved by the Board of Directors and the Compensation Committee thereof.
This description is qualified in its entirety by reference to the full text of Mr. Weinstein’s amended and restated employment agreement, filed as Exhibit 99.1 to this report.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2011, the Company entered into an amended and restated employment agreement with Mr. Weinstein, as described in Item 1.01 above.
Additionally on December 15, 2011, the Board of Directors and the Compensation Committee thereof approved the acceleration of vesting of 300,000 shares of unvested restricted common stock awarded to Mr. Weinstein on November 24, 2010.
For 2011, Mr. Weinstein had a target annual bonus of 112.5% of his annual base salary, with a range of 0% to 225% of his annual base salary. On December 15, 2011, the Compensation Committee awarded Mr. Weinstein an annual bonus of $1,875,000 for the fiscal year ending December 31, 2011, consisting of $1,518,750 (representing the maximum 225% of his annual base salary) and an additional discretionary bonus of $356,250. Further information regarding the annual performance bonus process and awards granted will be contained in Part III, Item 11. “Executive Compensation” of our Annual Report on Form 10-K for the year ending December 31, 2011 to be filed with the Securities and Exchange Commission in March 2012.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1*	Amended and Restated Employment Agreement, effective as of December 15, 2011, by and between MPG Office Trust, Inc., MPG Office, L.P. and David L. Weinstein
_________

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPG OFFICE TRUST, INC. Registrant

/s/ JONATHAN L. ABRAMS
Jonathan L. Abrams Senior Vice President, General Counsel and Secretary

Date: As of December 16, 2011